Exhibit 10.1

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of August 12, 2021, by and between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and ORIC PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant are parties to the Lease dated June 5, 2015 (the “Lease”), pursuant to which Tenant leases approximately 33,322 rentable square feet of space (“RSF”) (the “Existing Premises”) on the second (2nd) floor of the building (the “Building”) located at 240 East Grand Avenue, South San Francisco, California.

B. Landlord and Tenant desire (i) to extend the Lease Term of the Lease, (ii) to expand the Existing Premises to include that certain space consisting of 341 rentable square feet of space commonly known as stock room #149 located on the first (1st) floor of the Building (the “Expansion Premises”), as delineated on Exhibit A attached hereto and made a part hereof, and (iii) to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this First Amendment.

2. Modification of Premises. Effective as of the date (the “Expansion Commencement Date”) upon which Landlord delivers possession of the Expansion Premises to Tenant via the provision of a key or access card thereto (and no action by Tenant shall be required therefor), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Premises. Landlord shall deliver the Expansion Premises in in good, vacant, broom clean condition. Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Premises. Landlord and Tenant hereby acknowledge that such addition of the Expansion Premises to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the size of the Premises to approximately 33,663 rentable square feet. The Existing Premises and the Expansion Premises may hereinafter collectively be referred to as the “Premises”. Landlord shall deliver the Expansion Premises promptly upon the expiration of the current tenant’s lease thereof, which Landlord represents is November 15, 2021 and Landlord shall use commercially reasonable efforts to cause such delivery to be on or before December 1, 2021.

3. Condition of the Premises; Tenant Improvements. Landlord and Tenant acknowledge that Tenant has been occupying the Existing Premises pursuant to the Lease, and therefore Tenant continues to accept the Existing Premises in its presently existing, “as is” condition. Except as otherwise set forth in the Tenant Work Letter attached hereto as Exhibit B or in the Lease (such as ongoing maintenance obligations), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Existing Premises. Tenant also acknowledges that, except as may be expressly set forth herein or in the Lease, neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building, or the Project or with respect to the suitability of the same for the conduct of Tenant’s business. In addition, except as specifically set forth in the Tenant Work Letter attached hereto as Exhibit B or in the Lease (such as ongoing maintenance obligations), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises, and Tenant shall accept the Expansion Premises in its presently existing, “as-is” condition.

4. Lease Term.

4.1 Extended Lease Term and Expansion Term. Landlord and Tenant acknowledge that Tenant’s lease of the Existing Premises is scheduled to expire on May 15, 2022, pursuant to the terms of the Lease. Notwithstanding anything to the contrary in the Lease, the term of Tenant’s lease of the Existing Premises is hereby extended and shall expire coterminously with the term of Tenant’s lease of the Expansion Premises on May 15, 2028 (the “New Lease Expiration Date”), unless sooner terminated as provided in the Lease, as hereby amended. With respect to the Existing Premises, the period commencing on May 16, 2022 and ending on the New Lease Expiration Date shall be referred to herein as the “Extended Term.” With respect to the Expansion Premises, the period of time commencing on the Expansion Commencement Date and terminating on the New Lease Expiration Date, shall be referred to herein as the “Expansion Term.” At any time during the Expansion Term, Landlord may deliver to Tenant a notice substantially in the form as set forth in Exhibit C attached to the Lease, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord in accordance with the terms of the Lease.

4.2 Option Term. Effective as of the date of this First Amendment, Section 2.2 of the Lease is hereby deleted in its entirety and of no further force or effect and Tenant shall have the right to extend the Lease Term in accordance with the terms of this Section 4.2 only.

4.2.1 Option Right. Landlord hereby grants the Tenant originally named in this First Amendment (the “Original Tenant”), and any assignee of Original Tenant’s entire interest in the Lease that has been approved in accordance with the terms of Article 14 of the Lease (a “Permitted Assignee”), one (1) option to extend the Lease Term for the entire Premises for a period of one (1) year (the “Option Term”). Such option to extend shall be exercisable only by written notice delivered by Tenant to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the New Lease Expiration Date, stating that Tenant is thereby irrevocably exercising its option to lease the entire Premises during the Option Term. Upon the proper exercise of the option to extend, and provided that, at Landlord’s option, as of the date of delivery of such notice, Tenant is not in default under the Lease after the expiration of applicable notice and cure periods and has not previously been in default under the Lease after the expiration of applicable notice and cure periods more than once in the twelve (12) month period prior to the date of Tenant’s attempted exercise, and as of the end of the applicable Lease Term, Tenant is not in default under the Lease, the Lease Term shall be extended for a period of one (1) year. The rights contained in this Section 4.2.1 shall be personal to Original Tenant and any Permitted Assignee (and not any other assignee, sublessee or Transferee, of Tenant’s interest in the Lease). In the event that Tenant fails to timely and appropriately exercise its option to extend the Lease Term, in accordance with the terms of this Section 4.2.1, then such option shall automatically terminate and shall be of no further force or effect.

4.2.2 Option Rent. The Base Rent payable by Tenant during the Option Term (the “Option Rent”) for all of the Premises shall be as set forth below:

Period During Option Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Square Foot
May 16, 2028 – May 15, 2029	$2,904,905.63	$242,075.47	$7.19

5. Base Rent.

5.1 Existing Premises. Notwithstanding anything to the contrary in the Lease as hereby amended, prior to May 16, 2022, Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the terms of the Lease. Commencing on May 16, 2022, and continuing throughout the Expansion Term, Tenant shall pay monthly installments of Base Rent for the Existing Premises as follows, and otherwise in accordance with the terms of the Lease, provided, however, notwithstanding anything to the contrary herein, Base Rent for the period from June 1, 2022 – June 30, 2022 shall be abated:

Period During Extended Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Square Foot
May 16, 2022 – May 15, 2023	$2,339,204.40	$194,933.70	$5.85
May 16, 2023 – May 15, 2024	$2,421,076.55	$201,756.38	$6.05
May 16, 2024 – May 15, 2025	$2,505,814.23	$208,817.85	$6.27
May 16, 2025 – May 15, 2026	$2,593,517.73	$216,126.48	$6.49
May 16, 2026 – May 15, 2027	$2,684,290.85	$223,690.90	$6.71
May 16, 2027 – May 15, 2028	$2,778,241.03	$231,520.09	$6.95

5.2 Expansion Premises. Commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Expansion Premises as follows; provided, however, notwithstanding anything to the contrary herein, Base Rent for the first full calendar month following the Expansion Commencement Date shall be abated:

Period During Expansion Term	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot
Expansion Commencement Date – May 15, 2022	N/A	$1,565.91	$4.5921
May 16, 2022 – May 15, 2023	$23,938.20	$1,994.85	$5.85
May 16, 2023 – May 15, 2024	$24,776.04	$2,064.67	$6.05
May 16, 2024 – May 15, 2025	$25,643.20	$2,136.93	$6.27
May 16, 2025 – May 15, 2026	$26,540.71	$2,211.73	$6.49
May 16, 2026 – May 15, 2027	$27,469.64	$2,289.14	$6.71
May 16, 2027 – May 15, 2028	$28,431.07	$2,369.26	$6.95

6. Direct Expenses.

6.1 Existing Premises. Prior to and during the Extended Term, Tenant shall continue to be obligated to pay Tenant’s Share of the Direct Expenses for the Existing Premises in accordance with the terms of the Lease.

6.2 Expansion Premises. Commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay Tenant’s Share of Direct Expenses in connection with the Expansion Premises in accordance with the terms of the Lease, provided that with respect to the calculation of Tenant’s Share of Direct Expenses in connection with the Expansion Premises, Tenant’s Share shall equal 0.56%:

7. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than CBRE, Inc. and Savills (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 7 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

8. Parking. In addition to Tenant’s parking rights set forth in the Lease, effective as of the Expansion Commencement Date and continuing throughout the Expansion Term, the parking ratio set forth in the Lease shall also apply to the Expansion Premises.

9. Security Deposit; Letter of Credit.

9.1 Return of Security Deposit. Landlord and Tenant acknowledge that, in accordance with the Lease, Tenant has previously delivered the sum of $306,035.92 (the “Existing Security Deposit”) to Landlord as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease. Within ten (10) days following the later to occur of (i) the full execution and delivery of this First Amendment by Landlord and Tenant, and (ii) Landlord’s receipt of the “L-C” (as defined in Section 9.2 below) as required by the terms of Section 9 below, Landlord shall return to Tenant the full amount of the Existing Security Deposit.

9.2 Replacement of Security Deposit with Letter of Credit; Delivery of Letter of Credit. Tenant shall deliver to Landlord, concurrently with Tenant’s execution of this First Amendment, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount of $467,778.70 (the “L-C Amount”), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Francisco Bay Area office which will negotiate a letter of credit or permits draws by facsimile, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a rating from Standard and Poors Corporation of A- or better (or any equivalent rating thereto from any successor or substitute rating service selected by Lessor) and a letter of credit issuer rating from Moody’s Investor Service of A3 or better (or any equivalent rating thereto from any successor rating agency thereto)) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Exhibit C, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this First Amendment and continuing until the date (the “L-C Expiration Date”) that is no less than sixty (60) days after the expiration of the Lease Term as the same may be extended, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty

(30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of the Lease, and has not been paid within applicable notice and cure periods (or, if Landlord is prevented by law from providing notice, within the period for payment set forth in the Lease), or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code that is not dismissed within thirty (30) days, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, and Tenant has not provided a replacement L-C that satisfies the requirements of this First Amendment and the Lease at least thirty (30) days prior to such expiration, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Section 9 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 9.2 above), in the amount of the applicable L-C Amount, within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in the Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Section 9, and, within ten (10) business days following Landlord’s notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Section 9. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 9.2, then, notwithstanding anything in the Lease to the contrary, Landlord shall have the right to declare Tenant in default of the Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) business day period). Tenant shall be responsible for the payment of any and all Tenant’s and Bank’s costs incurred with the review of any replacement L-C, which replacement is required pursuant to this Section or is otherwise requested by Tenant. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the actual and reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.

9.3 Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into the Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 9.2(H) above), draw upon the L-C, in part or in whole, in the amount necessary to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of the Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by the Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

9.4 Maintenance of L-C by Tenant. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Section 9. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. If Tenant exercises its option to extend the Lease Term then, not later than thirty (30) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L C or certificate of renewal or extension evidencing the L-C Expiration Date as thirty (30) days after the expiration of the Option Term. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Section 9, Landlord shall have the right to present the L-C to the Bank in accordance with the terms of this Section 9, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under the Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under the Lease. In the event Landlord elects to exercise its rights as provided above, (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under the Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under the Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed. If Landlord draws on the L-C due to Tenant’s failure to timely renew or provide a replacement L-C, such failure shall not be considered a default under the Lease and Landlord shall return such cash proceeds upon Tenant’s presentation of a replacement L-C that satisfies the requirements of this First Amendment, subject to reasonable satisfaction of any preference risk to Landlord.

9.5 Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to the Lease. In the event of a transfer of Landlord’s interest in under the Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) days after Tenant’s receipt of an invoice from Landlord therefor.

9.6 L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 9 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease, including any damages Landlord suffers following termination of the Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of the Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of the Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

9.7 Remedy for Improper Drafts. Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of the Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof from the next installment(s) of Base Rent.

10. Judicial Reference. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY CONTAINED IN THE LEASE, THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THE LEASE. IF THE JURY WAIVER PROVISIONS OF THE LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THE LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY

EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARIES OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 — 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS AND ALL FEES CHARGED AND COSTS INCURRED BY THE REFEREE SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE (EXCEPT THAT IF A REPORTER IS REQUESTED BY EITHER PARTY, THEN A REPORTER SHALL BE PRESENT AT ALL PROCEEDINGS WHERE REQUESTED AND THE FEES OF SUCH REPORTER – EXCEPT FOR COPIES ORDERED BY THE OTHER PARTIES – SHALL BE BORNE BY THE PARTY REQUESTING THE REPORTER); PROVIDED HOWEVER, THAT ALLOCATION OF THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL BE ULTIMATELY DETERMINED IN ACCORDANCE WITH SECTION 29.21 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 10, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER THE REFEREE SECTIONS. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS, THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN THE REFEREE SECTIONS. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN ACCORDANCE WITH THE LEASE. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THE LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER

LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 10. IN THIS REGARD, THE PARTIES AGREE THAT THE PARTIES AND THE REFEREE SHALL USE BEST EFFORTS TO ENSURE THAT (A) DISCOVERY BE CONDUCTED FOR A PERIOD NO LONGER THAN SIX (6) MONTHS FROM THE DATE THE REFEREE IS APPOINTED, EXCLUDING MOTIONS REGARDING DISCOVERY, AND (B) A TRIAL DATE BE SET WITHIN NINE (9) MONTHS OF THE DATE THE REFEREE IS APPOINTED. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. ANY DECISION OF THE REFEREE AND/OR JUDGMENT OR OTHER ORDER ENTERED THEREON SHALL BE APPEALABLE TO THE SAME EXTENT AND IN THE SAME MANNER THAT SUCH DECISION, JUDGMENT, OR ORDER WOULD BE APPEALABLE IF RENDERED BY A JUDGE OF THE SUPERIOR COURT IN WHICH VENUE IS PROPER HEREUNDER. THE REFEREE SHALL IN HIS/HER STATEMENT OF DECISION SET FORTH HIS/HER FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH THE CODE OF CIVIL PROCEDURE. NOTHING IN THIS SECTION 10 SHALL PREJUDICE THE RIGHT OF ANY PARTY TO OBTAIN PROVISIONAL RELIEF OR OTHER EQUITABLE REMEDIES FROM A COURT OF COMPETENT JURISDICTION AS SHALL OTHERWISE BE AVAILABLE UNDER THE CODE OF CIVIL PROCEDURE AND/OR APPLICABLE COURT RULES.

11. California Required Disclosures. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp approved in advance by Landlord; and (b) pursuant to the Lease, but subject to Section 10.2 thereof, Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord’s option, either perform such repairs at Tenant’s sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs. Tenant’s obligations under this Section 11 are subject to the limitations in Section 10.2 of the Lease.

12. Miscellaneous Provisions. Landlord represents that there is no mortgage or deed of trust encumbering currently the Building. Tenant shall not be required to restore any Alterations or Tenant Improvements existing in the Premises as of the date of this First Amendment.

13. No Further Modification; Conflict. Except as specifically set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Lease and this First Amendment, the terms of this First Amendment shall prevail.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

LANDLORD:			TENANT:

BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership			ORIC PHARMACEUTICALS, INC., a Delaware corporation

By:	HCP-Pointe Grand, Incorporated		By:	/s/ Christian V. Kuhlen
	its general partner			Name: Christian V. Kuhlen
Its: General Counsel
	By:	/s/ Scott R. Bohn
Name: Scott R. Bohn
Its: Senior Vice President

EXHIBIT A

OUTLINE OF EXPANSION PREMISES

EXHIBIT A

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the improvement of the Premises by Tenant following the execution of this First Amendment, and is hereby incorporated by this reference into and forms a part of the Lease. Terms not defined herein shall have the meanings given to them in the Lease.

SECTION 1

CONDITION OF PREMISES

Landlord and Tenant acknowledge that Tenant has been occupying the Premises pursuant to the Lease, and, therefore, except as specifically set forth in this Tenant Work Letter, Tenant shall continue to accept the Existing Premises in its currently-existing, “as-is” condition. In addition, Tenant has had the opportunity to examine the Expansion Premises and Tenant shall accept the Expansion Premises in its currently-existing, “as-is” condition, subject to Section 2 of this First Amendment. Except as otherwise specifically set forth in the Lease, including in this Tenant Work Letter and the penultimate sentence of Section 1.1.1 of the Lease, which shall apply to the Tenant Improvements described herein, Landlord shall have no obligation to make or pay for any improvements to the Premises or to provide or pay for any upgrades to the Buildings or any Building systems.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Commencing as of the date of this First Amendment, Tenant shall be entitled to an improvement allowance (the “Tenant Improvement Allowance”) in the amount of $45.00 per rentable square foot of the Premises (i.e., $1,514,835.00) for the costs relating to the design and construction of Tenant’s improvements, refurbishment work and other renovations to be performed by Tenant in the Premises or which are “Tenant Improvement Allowance Items,” as that term is defined in Section 2.2.1, below (collectively, the “Tenant Improvements”). All Tenant Improvements that have been paid for with or reimbursed from the Tenant Improvement Allowance shall be deemed Landlord’s property under the terms of the Lease; provided, however, Landlord may, by written notice to Tenant given concurrently with Landlord’s approval of the “Final Working Drawings”, as that term is defined in Section 3.3, below, require Tenant, prior to the end of the Lease Term, at Tenant’s expense, to remove any portion of the Tenant Improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a condition with removed systems components capped, Building standard ceiling tiles in good condition, and sheet rock and floors patched and repaired to match existing conditions of the remainder of the Premises. Landlord approves in concept and shall not require Tenant to remove any of the Tenant Improvements to the extent shown on the Space Plan attached hereto as Schedule 1. The Tenant Improvement Allowance may not be used by Tenant for the purchase or installation of furniture, fixtures or equipment (other than an autoclave and glasswash), or for telephone or data cabling, or any other personal property.

EXHIBIT B

2.2 Disbursement of the Tenant Improvement Allowance.

2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”) (and shall not be used for moving or relocation expenses, furniture, fixtures , signage (other than legally required signage), data cabling or personal property):

2.2.1.1 Payment of all reasonable fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, project management fees, including those payable to Project Management Advisors, Inc. (“PMA”), as provided below, and payment of the fees incurred by Landlord for specialists (such as a structural engineer) if needed for the review of the “Approved Working Drawings,” as that term is defined in Section 3.5 of this Tenant Work Letter, and Tenant’s reasonable third-party management fees;

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3 The payment for all demolition and removal of existing improvements in the Premises;

2.2.1.4 The cost of construction of the Tenant Improvements (including, without limitation, testing and inspection costs, the costs of refurbishments, building materials, piping and parts and equipment and other similar expenses and labor charges), signage required by law, hoisting and trash removal costs, costs to purchase and install in the Premises equipment customarily incorporated into laboratory improvements or laboratory utility systems, including, without limitation, UPS DI Systems, boilers, air compressors, glass/cage washers and autoclaves, painting, and contractors’ fees and general conditions;);

2.2.1.5 The cost of any changes in the Buildings when such changes are required by the Approved Working Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.6 The cost of any changes to the Approved Working Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.1.7 Sales and use taxes;

2.2.1.8 Costs expended by Landlord pursuant to Section 4.1.1 of this Tenant Work Letter, below;

2.2.1.9 Insurance premiums required by this Work Letter.

2.2.2 Disbursement of Tenant Improvement Allowance. During the design and construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance, for Tenant Improvements for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

EXHIBIT B

2.2.2.1 Monthly Disbursements. On or before the fifth (5th) day of each calendar month, during the design and construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for reimbursement of amounts paid to the “Contractor,” as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials for the Premises; (iii) executed conditional and/or unconditional mechanic’s lien releases, as applicable, from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of the California Civil Code; and (iv) all other information reasonably requested by Landlord. Within forty-five (45) days thereafter, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant as set forth in this Section 2.2.1, above, and (B) the balance of any remaining available portion of the Tenant Improvement Allowance, provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.5 below, or due to any substandard work. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2 Final Deliveries. Following the completion of construction of the Tenant Improvements, Tenant shall deliver to Landlord properly executed final mechanic’s lien releases in compliance with the California Civil Code from all of Tenant’s Agents, and a certificate certifying that the construction of the Tenant Improvements in the Premises has been substantially completed. Tenant shall record a valid Notice of Completion in accordance with the requirements of Section 4.3 of this Tenant Work Letter.

2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items that have been paid for with or reimbursed from the Tenant Improvement Allowance shall be deemed Landlord’s property under the terms of the Lease, as amended hereby.

2.2.2.4 Building Standards. The quality of Tenant Improvements shall be in keeping with the existing improvements in the Premises.

2.2.2.5 Utilization of Allowance. Any portion of the Tenant Improvement Allowance not utilized by Tenant on or before May 16, 2023, as such date may be extended by one (1) day for each day of delay by Tenant in completing the Tenant Improvements due to an event which qualifies as a Landlord Caused Delay (as defined in Section 5.5.1 below) or Coronavirus Delay (as defined in Section 5.5.2 below), shall revert to Landlord and Tenant shall have no further rights with respect thereto.

2.3 Failure to Disburse the Tenant Improvement Allowance. To the extent that Landlord fails to make payments from the Tenant Improvement Allowance in accordance with the terms of this Tenant Work Letter, and such amounts remain unpaid for thirty (30) days after notice from Tenant, then without limiting Tenant’s other remedies under the Lease, Tenant may, after Landlord’s failure to pay such amounts within five (5) business days after Tenant’s delivery of a second notice from Tenant delivered after the expiration of such 30-day period, pay the same and deduct the amount thereof, together with interest at the interest rate set forth in Section 25, from

EXHIBIT B

the Rent next due and owning under the Lease. Notwithstanding the foregoing, if during either the 30-day or 5-day period set forth above, Landlord (i) delivers notice to Tenant that it disputes any portion of the amounts claimed to be due (the “Allowance Dispute Notice”), and (ii) pays any amounts not in dispute, Tenant shall have no right to offset any amounts against rent, but may institute proceedings to recover such amounts from Landlord.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect. Tenant shall retain an architect/space planner (the “Architect”) approved in advance by Landlord (which approval shall not be unreasonably withheld) to prepare the Final Space Plan and Final Working Drawings as provided in Section 3.2 and 3.3, below. Landlord hereby approves CAC Architects or DGA Architects as the Architect and Thornton Tomasetti as the Engineers. Tenant shall retain the engineering consultants or design/build subcontractors designated by Tenant and reasonably approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises. All such plans and drawings shall comply with locally recognized engineering codes, applicable law and standards, and sound industry practices prevailing at the time of performance that are followed by architects or professional engineers performing similar work under similar conditions, and shall be subject to Landlord’s reasonable approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of any plans or drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.

3.2 Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Tenant Improvements before any architectural working drawings or engineering drawings have been commenced. The final space plan (“Final Space Plan”) shall include a layout and designation of all offices, labs, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in any Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of a Final Space Plan if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause such Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require. Landlord hereby approves the space plan and scope of work attached hereto as Schedule 1 (the “Space Plan”), and will not withhold its consent to the aspects of the working drawings to the extent set forth on the Space Plan.

3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, electrical requirements and special electrical receptacle requirements for the relevant Phase of the Tenant Improvements, to enable

EXHIBIT B

the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) for the Premises in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the relevant Phase, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is sufficiently complete to allow all of Tenant’s Agents to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings if the same is unsatisfactory or incomplete in any respect (provided that, if the scope of such Final Working Drawings are such that Landlord cannot reasonably complete its review in such period, Landlord will inform Tenant, and such period will be extended five (5) additional business days). If Tenant is so advised, Tenant shall promptly cause the Final Working Drawings to be revised in accordance with such review and any disapproval of Landlord in connection therewith. If Landlord fails to respond to any requests within the specified period, Tenant may deliver Landlord a reminder notice, and if Landlord fails to respond within two (2) business days after receipt of the reminder notice, such request shall be deemed approved.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of such Phase by Tenant. Concurrently with Tenant’s delivery of the Final Working Drawings to Landlord for Landlord’s approval, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in any Approved Working Drawings may be made without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

4.1.1 The Contractor; Landlord’s Project Manager. Tenant shall retain a licensed general contractor, approved in advance by Landlord, to construct the Tenant Improvements (“Contractor”). Landlord’s approval of the Contractor shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves Landmark Builders or MCS Construction as the Contractor. Landlord shall retain Project Management Advisors, Inc. (“PMA”) as a third party project manager for construction oversight of the Tenant Improvements on behalf of Landlord, and Tenant shall pay a fee to Landlord with respect to the PMA services, equal to $1.73 per RSF of the Premises in which the Tenant Improvements are performed. The PMA fee shall be a Tenant Improvement Allowance Item payable by Landlord from the Tenant Improvement Allowance.

EXHIBIT B

4.1.2 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant shall be known collectively as “Tenant’s Agents”. The subcontractors used by Tenant, but not any laborers, materialmen, and suppliers, must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, Landlord may require Tenant to select from a list of particular mechanical, engineering, plumbing, fire life-safety and other Base Building subcontractors, provided that Tenant shall have the final decision regarding the selection of the subcontractor from the approved list. The subcontractors set forth on Schedule 2 are hereby pre-approved by Landlord with respect to the respective trades. If Landlord does not approve of any of Tenant’s proposed subcontractors, Tenant shall submit the names of other proposed subcontractors for Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

4.2 Construction of Tenant Improve by Tenant’s Agents.

4.2.1 Construction Contract; Cost Budget. Tenant shall engage the Contractor under a commercially reasonable and customary construction contract (collectively, the “Contract”). Prior to the commencement of the construction of any Phase of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the relevant Phase of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the estimated total costs of the work of the relevant Phase of the Tenant Improvements (each, a “Final Budget”). Any costs of design and construction of the Tenant Improvements in excess of the Tenant Improvement Allowance shall be paid by Tenant out of its own funds once the Tenant Improvement Allowance is exhausted, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs.

4.2.2 Tenant’s Agents.

4.2.2.1 Compliance with Drawings and Schedule. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the relevant Approved Working Drawings; and (ii) Tenant’s Agents shall submit schedules of all work relating to Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall use commercially reasonable efforts to adhere to such corrected schedule.

4.2.2.2 Indemnity. Tenant’s indemnity of Landlord as set forth in Article 10 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. The foregoing indemnity shall not apply to claims caused by the gross negligence or willful misconduct of Landlord, its member partners, shareholders, officers, directors, agents, employees, and/or contractors, or Landlord’s violation of the Lease.

EXHIBIT B

4.2.2.3 Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of substantial completion of the work under the relevant Contract (“Substantial Completion”). Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after Substantial Completion. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the relevant Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to provide for such right of direct enforcement.

4.2.2.4 Insurance Requirements.

4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry the following insurance provided by insurers with an A.M. Best rating of A- VIII or better: (1) worker’s compensation insurance covering all of their respective employees with a waiver of subrogation in favor of Landlord and Landlord’s Representative, and (2) commercial general liability insurance, including contractual and products/completed operations coverage with a limit not less than $1,000,000 per occurrence/$2,000,000 aggregate, Tenant shall require the Agents’ commercial general liability insurance policies name Landlord and Landlord’s and Landlord’s Representative as additional insureds with respect to the work being done under this Tenant Work Letter.

4.2.2.4.2 Special Coverages. If the total cost of the work to be done is $500,000 or more, Tenant shall carry “Builder’s All Risk” insurance covering the construction of the Tenant Improvements in an amount equal to the total of the hard and soft costs of such work, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Landlord pursuant to the Lease, immediately upon completion thereof.

4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. Should any policies expire during the time work is being done under this agreement, a renewal certificate shall be delivered to Landlord prior to the expiration date on such policy. All such policies of insurance must contain a provision that the company writing said policy will endeavor to give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. Tenant shall provide Landlord

EXHIBIT B

notice of any cancellation or lapse of the effective date or reduction in the amounts of such insurance promptly following Tenant’s receipt of such notice from its insurer. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord,. All policies carried under this Section 4.2.2.3, except workers compensation, shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents, and “Landlord’s Representative”, as that term is defined below. All insurance maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. All such insurance required of tenant and its Agents shall provide that it is primary insurance as respects the owner and Landlord’s Representative and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter. If the Over-Allowance Amount is more than fifty percent (50%) of the total amount of the Tenant Improvement Allowance, then Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) all state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements, on the grounds that the construction is defective or fails to comply with the Approved Working Drawings, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any such defects or deviations shall be rectified by Tenant at no expense to Landlord, provided however, that in the event that a defect or deviation exists that materially adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Buildings, the Building structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord reasonably deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s reasonable satisfaction.

4.2.5 Meetings. Commencing upon the date Tenant begins to plan any phase of the Tenant Improvements, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor (once retained) regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment, if any.

EXHIBIT B

4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of each Phase of the Tenant Improvements, Tenant shall cause a valid Notice of Completion to be recorded in the office of the Recorder of the county in which the Buildings are located in accordance with the Civil Code of the State of California, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction of each Phase of the Tenant Improvements, (i) Tenant shall cause the relevant Architect and Contractor (x) to update the relevant Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction of the relevant Phase, (y) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, as hereby amended, and (z) to deliver to Landlord two (2) sets of copies of such record set of drawings (hard copy and electronic files) within ninety (90) days following Substantial Completion, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises. Within fifteen (15) days after request by Tenant following the Substantial Completion of each Phase of the Tenant Improvements, Landlord will acknowledge its approval of the relevant Phase of the Tenant Improvements (provided that such approval has been granted) by placing its signature on the relevant Contractor’s Certificate of Substantial Completion fully executed by the relevant Architect, the relevant Contractor and Tenant. Landlord’s approval shall not create any contingent liabilities for Landlord with respect to any latent quality, design, Code compliance or other like matters that may arise subsequent to Landlord’s approval.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant hereby designates Dominic Piscitelli as its sole representative with respect to the matters set forth in this Tenant Work Letter, and Tenant may designate an additional or replacement representative in a written notice to Landlord, and such representatives shall each have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2 Landlord’s Representative. Landlord has designated Project Management Advisors, Inc., as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time is of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

EXHIBIT B

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, if any default by Tenant under the Lease or this Tenant Work Letter occurs at any time on or before the substantial completion of the Tenant Improvements and such default remains uncured ten (10) days following Landlord’s notice of such default to Tenant, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance.

5.5 Delays.

5.5.1 Landlord Caused Delay. As used herein, “Landlord Caused Delay” shall mean actual delays in the substantial completion of the applicable portion of the Premises to the extent resulting from interference (when judged in accordance with industry custom and practice) with Tenant’s construction of the Tenant Improvements to the extent caused by (i) Landlord’s failure to timely approve or disapprove any matter requiring Landlord’s approval pertaining to the Tenant Improvements within the time periods set forth above or if not specified, within a reasonable period of time; (ii) Landlord’s failure to timely disburse the Tenant Improvement Allowance; or (iii) material and unreasonable interference by Landlord with substantial completion of the applicable portion of the Premises if such interference (A) objectively precludes or delays the construction of Tenant Improvements therein or any portion thereof, and (B) relates to access by Tenant to the applicable portion of the Premises or any of the Building’s facilities (including loading docks and freight elevators) or services and utilities (including temporary power and parking areas as provided herein) during normal construction hours, or the use thereof during normal construction hours. If Tenant contends that a Landlord Caused Delay has occurred, Tenant shall notify Landlord in writing of the event which constitutes such Landlord Caused Delay. Tenant will additionally use reasonable efforts to mitigate the effects of any Landlord Caused Delay through the re-sequencing or re-scheduling of work, if feasible, but this sentence will not be deemed to require Tenant to incur overtime or after-hours costs unless Landlord agrees in writing to bear such costs. In addition, Tenant shall endeavor to provide notice to Landlord when Tenant becomes aware of any expected or potential Landlord Caused Delays prior to any such delay actually occurring, in order to allow Landlord to attempt to mitigate such potential delay. If such actions, inaction or circumstance described in the notice (the “Landlord Delay Notice”) are not cured by Landlord within one (1) business day of Landlord’s receipt of the Landlord Delay Notice and if such action, inaction or circumstance otherwise qualify as a Landlord Caused Delay, then a Landlord Caused Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Landlord Delay Notice and ending as of the date such delay ends.

5.5.2 Coronavirus Delay. The term “Coronavirus Delay” shall mean only an actual delay in the completion of the Tenant Improvements which is caused by (x) suspension of construction of the Tenant Improvements affecting all similar construction in the vicinity of the Building due to any law, regulation, ordinance, rule, requirement or order of any governmental authority which may hereafter be adopted or imposed to address the COVID-19 outbreak, (y) delay in the response of any governmental authority to Tenant’s initial submittal of construction drawings for the Improvements, or any subsequent submittals thereof, beyond thirty (30) days after

EXHIBIT B

such submittal, if such response delays arise as a result of the COVID-19 pandemic and the effects thereof; or (z) delay in the issuance of a building permit beyond thirty (30) days after Tenant’s initial request for issuance or delay in the issuance of a temporary certificate of occupancy or certificate of occupancy permitting Tenant to occupy the applicable portion of the Premises beyond thirty (30) days after final inspection of the applicable portion of the Premises, or delay in performing any required inspections beyond thirty (30) days after Tenant’s request for such inspection, to the extent such issuance delay arises as a result of the COVID-19 pandemic and the effects thereof. In order for Tenant to claim any Coronavirus Delay, Tenant must notify Landlord in writing (each, a “Coronavirus Delay Notice”) specifying the nature of the Coronavirus Delay and the anticipated number of days of Coronavirus Delay.

EXHIBIT B

SCHEDULE 1

SPACE PLAN

SCHEDULE 1

SCHEDULE 2

Mechanical

•	Therma

•	United Mechanical

•	Western Allied Mechanical

Electrical

•	Cupertino Electric

•	Foley Electric

•	Howell Electric

•	Morrow Meadows

•	Serrano Electric

•	TL Electric

Plumbing

•	KDS Plumbing

•	Therma

SCHEDULE 2

EXHIBIT C

(Letterhead of a money center bank

acceptable to the Landlord)

FAX NO. [(___) ___-____] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]

DATE OF ISSUE:

BENEFICIARY: [Insert Beneficiary Name And Address]	APPLICANT: [Insert Applicant Name And Address]

LETTER OF CREDIT NO.

EXPIRATION DATE: AT OUR COUNTERS	AMOUNT AVAILABLE: USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________ IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant’s Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON ___(Expiration Date)___ AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1.    THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

2.    BENEFICIARY’S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord’s Name], A [Insert Entity Type] (“LANDLORD”) STATING THE FOLLOWING:

“THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD      IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

EXHIBIT C

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]‘S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. ___________ AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST THIRTY (30) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ________________ AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.”

EXHIBIT C

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING. [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT’S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE. IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF ___ (120 days from the Lease Expiration Date).

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES, WHICH FEES SHALL BE PAYABLE BY APPLICANT (PROVIDED THAT BENEFICIARY MAY, BUT SHALL NOT BE OBLIGATED TO, PAY SUCH FEES TO US ON BEHALF OF APPLICANT, AND SEEK REIMBURSEMENT THEREOF FROM APPLICANT). IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

EXHIBIT C

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: ‘‘DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO. ___________.”

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE. PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETTER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert Fax Number – (___) ___-____], ATTENTION: [Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number – (___) ___-____] OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER. WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION. ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH FOLLOWING THIS ONE.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, ___(Expiration Date)___.

EXHIBIT C

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,

(Name of Issuing Bank)

By:

EXHIBIT C